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Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

June 25, 2015

Helmerich & Payne International Drilling Co.
Helmerich & Payne, Inc.
1437 South Boulder Ave.
Tulsa, Oklahoma 74119

        Re:
        Helmerich & Payne International Drilling Co. and
        Helmerich & Payne, Inc.
        Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as special counsel to Helmerich & Payne International Drilling Co., a Delaware corporation (the "Company"), and Helmerich & Payne, Inc., a Delaware corporation ("H&P"), in connection with the public offering of up to $500,000,000 aggregate principal amount of the Company's 4.65% Senior Notes due 2025 (the "Exchange Notes"). The Exchange Notes are to be offered in exchange (the "Exchange Offer") for a like principal amount of the Company's issued and outstanding 4.65% Senior Notes due 2025 (the "Original Notes") under the Indenture, dated as of March 19, 2015 (the "Base Indenture"), by and among the Company, H&P and Wells Fargo Bank, National Association, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of March 19, 2015 (the "First Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), among the Company, H&P and the Trustee, as contemplated by the Registration Rights Agreement, dated as of March 12, 2015 (the "Registration Rights Agreement"), by and among the Company, H&P and Goldman, Sachs & Co. and Wells Fargo Securities, LLC as representatives of the Initial Purchasers (as defined in the Registration Rights Agreement). The obligations of the Company under the Exchange Notes are to be guaranteed by H&P on terms specified in the Indenture (the "Guarantee").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

        In rendering the opinions stated herein, we have examined and relied upon the following:

  (i)
  the Registration Statement on Form S-4 relating to the Exchange Notes to be filed by the Company and H&P with the U.S. Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act (the "Registration Statement");

  (ii)
  an executed copy of the Base Indenture;

  (iii)
  an executed copy of the First Supplemental Indenture;

  (iv)
  the global certificates evidencing the Original Notes (the "Original Note Certificates");

  (v)
  the form of global certificates to be used to evidence the Exchange Notes (the "Exchange Note Certificates");

  (vi)
  an executed copy of a certificate for the Company (the "Company's Secretary Certificate") and an executed copy of a certificate for H&P ("H&P's Secretary's Certificate"), each of Jonathan M. Cinocca, Secretary of the Company and Corporate Secretary of H&P (together, the "Secretary's Certificates");

  (vii)
  copies of the Company's Certificate of Incorporation and H&P's Amended and Restated Certificate of Incorporation, each certified by the Secretary of State of the State of Delaware as of June 22, 2015, and certified pursuant to the Secretary's Certificates (together, the "Certificates of Incorporation");

  (viii)
  copies of each of the Company's and H&P's Bylaws, as amended and in effect as of the date hereof, each certified pursuant to the Secretary's Certificates (together, the "Bylaws");

Helmerich & Payne International Drilling Co. and Helmerich & Payne, Inc.
June 25, 2015

  (ix)
  a copy of certain resolutions of the Board of Directors of the Company, adopted January 2, 2015 and March 12, 2015, certified pursuant to the Company's Secretary's Certificate; and

  (x)
  a copy of certain resolutions of the Board of Directors of H&P, adopted December 2, 2014, certified pursuant to H&P's Secretary's Certificate.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and H&P and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, H&P and others, and such other documents, as we have deemed necessary or appropriate as a basis for the opinions stated herein.

        In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, H&P and others and of public officials.

        We do not express any opinion with respect to any laws other than (i) the laws of the State of New York, (ii) the General Corporate Law of the State of Delaware (the "DGCL") and (iii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

        As used herein, "Transaction Agreements" means the Indenture and the Exchange Note Certificates.

        Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

        1.     The issuance of the Exchange Note Certificates has been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Exchange Note Certificates have been duly executed, authenticated, issued and delivered in exchange for the Original Note Certificates in accordance with the terms of the Indenture and the Exchange Offer, the Exchange Note Certificates will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

        2.     H&P's Guarantee has been duly authorized by all requisite corporate action on the part of H&P under the DGCL and, when the Exchange Note Certificates have been duly executed, authenticated, issued and delivered in exchange for the Original Note Certificates in accordance with the terms of the Indenture and the Exchange Offer, the Guarantee will constitute the valid and binding obligation of H&P, enforceable against H&P in accordance with its terms under the laws of the State of New York.

        The opinions stated herein are subject to the following further qualifications:

        (a)   the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

        (b)   except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements;

Helmerich & Payne International Drilling Co. and Helmerich & Payne, Inc.
June 25, 2015

        (c)   we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

        (d)   we do not express any opinion with respect to any securities, antifraud, derivatives or commodities laws, rules or regulations or Regulations T, U or X of the Board of Governors of the Federal Reserve System;

        (e)   except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements specifically identified herein without regard to any agreement or other document referenced in such agreement (including agreements or other documents incorporated by reference or attached or annexed thereto);

        (f)    except to the extent expressly stated in the opinions contained herein with respect to the Company and H&P, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

        (g)   we have assumed that the Exchange Notes will have been manually signed by one of the Trustee's authorized officers and that the Exchange Note Certificates conform to the form thereof included in the Indenture and examined by us;

        (h)   we do not express any opinion with respect to the enforceability of Section 9.04 of the Base Indenture to the extent that such section provides that the obligations of H&P are full, irrevocable, unconditional and absolute irrespective of the validity, regularity or enforceability of the obligations and liabilities of any other obligor with respect to the Indenture, the notes issued pursuant to the Indenture or the Guarantee or the effect thereof on the opinions herein stated; and

        (i)    to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

        In addition, in rendering the foregoing opinions we have assumed that, except to the extent expressly stated in the opinions contained herein with respect to the Company and H&P:

        (a)   neither the execution and delivery by the Company and H&P of the Transaction Agreements to which it is a party nor the performance by the Company and H&P of their respective obligations under the Transaction Agreements to which it is a party: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or H&P or their respective property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or H&P or their respective property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or H&P or their respective property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law); and

        (b)   neither the execution and delivery by the Company and H&P of the Transaction Agreements to which it is party nor the performance by the Company and H&P of the their respective obligations under the Transaction Agreements requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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  Exhibit 5.1
[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]